                                ESCROW AGREEMENT

      ESCROW AGREEMENT ("Agreement") dated [Closing Date] by and among TERRA
NOVA ACQUISITION CORPORATION, a Delaware corporation ("Parent"), MICHAEL D.
TRAINA AND, IN HIS ABSENCE, CHRISTOPHER FERGUSON, AS THE REPRESENTATIVE, being the representative of the former stockholders of CLEARPOINT BUSINESS RESOURCES,
INC., a Delaware corporation (the "Representative"), and CONTINENTAL STOCK
TRANSFER & TRUST COMPANY, as escrow agent (the "Escrow Agent").

      Parent, ClearPoint Business Resources, Inc. (the "Company"), all of the
stockholders of the Company, and CPBR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), are the parties to an Agreement and Plan of Merger and Reorganization dated as of August 9, 2006
(the "Merger Agreement") pursuant to which the Merger Subsidiary has merged with and into the Company so that the Company has become a wholly-owned subsidiary of
Parent. Pursuant to the Merger Agreement, Parent (i) is to be indemnified in certain respects and (ii) may be entitled to the return, for cancellation, of
Adjustment Escrow Shares in certain circumstances. The parties desire to establish escrow funds to serve as collateral security for the indemnification obligations and to effectuate the return to Parent of Adjustment Escrow Shares under the Merger Agreement. The Representative has been designated pursuant to the Merger Agreement to represent all of the former stockholders of the Company
(the "Stockholders") and each Permitted Transferee (as hereinafter defined) of the Stockholders (the Stockholders and all such Permitted Transferees are hereinafter referred to collectively as the "Owners"), and to act on their behalf for purposes of this Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the
Merger Agreement.

      The parties agree as follows:

      1.    (a)   Concurrently with the execution hereof, each of the
Stockholders is delivering to the Escrow Agent, stock certificates issued in the name of such Stockholder representing (i) ten percent (10%) of the total number of shares of Parent Common Stock received by such Stockholder pursuant to the
Merger Agreement, together with ten (10) assignments separate from certificate, executed in blank by such Stockholder, to be held in escrow pursuant to the terms of this Agreement and Section 1.11(a) of the Merger Agreement (the
"Indemnity Escrow Fund") and (ii) a further ten percent (10%) of the total number of shares of Parent Common Stock received by such Stockholder pursuant to the Merger Agreement, together with ten (10) assignments separate from certificate, executed in blank by such Stockholder, to be held in escrow pursuant to the terms of this Agreement and Section 1.11(b) of the Merger
Agreement (the "Adjustment Escrow Fund" and, together with the Indemnity Escrow
Fund, each an "Escrow Fund" and, collectively, the "Escrow Funds"). The Escrow
Agent shall maintain a separate account for each Stockholder's, and subsequent to any transfer permitted pursuant to Paragraph 1(e) hereof, each Owner's, portion of each Escrow Fund.

            (b)   The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Funds pursuant to the terms and conditions hereof. It shall treat the each Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent.
The Escrow Agent's duties hereunder shall terminate upon its distribution of the entire number of shares in each Escrow Fund in accordance with this Agreement.

            (c)   Except as herein provided, the Owners shall retain all of
their rights as stockholders of Parent with respect to shares of Parent Common
Stock constituting (i) the Indemnity Escrow Fund during the period ending on the thirtieth day after the date that Parent files its Annual Report on Form 10-K for the year ended December 31, 2007 (the "Indemnity Escrow Period") and (ii)
the Adjustment Escrow Fund until they are returned to the Owners in accordance with Section 4 of this Agreement (the "Adjustment Escrow Period"), including, in each case, without limitation, the right to vote their shares of Parent Common
Stock included in the Escrow Funds.

            (d)   During each of the Indemnity Escrow Period and the Adjustment
Escrow Period (each, an "Escrow Period"), all dividends payable in cash with respect to the shares of Parent Common Stock included in the respective Escrow
Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property ("Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow
Fund" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

            (e)   During each Escrow Period, no sale, transfer or other
disposition may be made of any or all of the shares of Parent Common Stock in the respective Escrow Fund except (i) to a "Permitted Transferee" (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term "Permitted
Transferee" shall include: (x) members of a Stockholder's "Immediate Family" (as hereinafter defined); (y) an entity in which (A) a Stockholder and/or members of a Stockholder's Immediate Family beneficially own 100% of such entity's voting and non-voting equity securities, or (B) a Stockholder and/or a member of such
Stockholder's Immediate Family is a general partner and in which such
Stockholder and/or members of such Stockholder's Immediate Family beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by a Stockholder during his lifetime for the benefit of such
Stockholder or for the exclusive benefit of all or any of such Stockholder's
Immediate Family. As used in this Agreement, the term "Immediate Family" means, with respect to any Stockholder, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the
Stockholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by the transferring Stockholder, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with ten (10)
assignments separate from certificate executed in blank by the Permitted
Transferee with respect to the shares

                                        2

transferred to the Permitted Transferee. Upon receipt of such documents, the
Escrow Agent shall deliver to Parent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Stockholder, or a copy of the applicable court order, and shall request that Parent issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Stockholder, and (n) the number of shares owned by the Permitted
Transferee as the result of such transfer. Parent, the transferring Stockholder and the Permitted Transferee shall cooperate in all respects with the Escrow
Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During each Escrow Period, no Owner shall pledge or grant a security interest in such Owner's shares of Parent Common Stock included in the respective Escrow Fund or grant a security interest in such Owner's rights under this Agreement.

      2.    (a)   Parent, acting through the current or former member or members of Parent's Board of Directors who has or have been appointed by Parent to take all necessary actions and make all decisions on behalf of Parent with respect to its and the Company's rights to indemnification under Section 1.14(a) of the
Merger Agreement (the "Committee"), may make a claim for indemnification pursuant to the Merger Agreement ("Indemnity Claim") against the Indemnity
Escrow Fund by giving notice (an "Indemnity Notice") to the Representative (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles Parent or the Company to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnity Claim, and (iii) whether the Indemnity Claim results from a Third
Party Claim against Parent or the Company. The Committee also shall deliver to the Escrow Agent (with a copy to the Representative), concurrently with its delivery to the Escrow Agent of the Indemnity Notice, a certification as to the date on which the Indemnity Notice was delivered to the Representative.

            (b)   If the Representative shall give a notice to the Committee
(with a copy to the Escrow Agent) (a "Counter Indemnity Notice"), within 30 days following the date of receipt (as specified in the Committee's certification) by the Representative of a copy of the Indemnity Notice, disputing whether the
Indemnity Claim is indemnifiable under the Merger Agreement, the Committee and the Representative shall attempt to resolve such dispute by voluntary settlement as provided in Section 2(c) below. If no Counter Indemnity Notice with respect to an Indemnity Claim is received by the Escrow Agent from the Representative within such 30-day period, the Indemnity Claim shall be deemed to be an
Established Claim (as hereinafter defined) for purposes of this Agreement.

            (c)   If the Representative delivers a Counter Indemnity Notice to the Escrow Agent, the Committee and the Representative shall, during the period of 60 days following the delivery of such Counter Indemnity Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the
Counter Indemnity Notice was given. If the Committee and the Representative shall reach a settlement with respect to any such

                                        3

dispute, they shall jointly deliver written notice of such settlement to the
Escrow Agent specifying the terms thereof. If the Committee and the
Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 2(d) below.

            (d)   If the Committee and the Representative cannot resolve a
dispute prior to expiration of the 60-day period referred to in Section 2(c)
above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in Wilmington, Delaware, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect and the provisions of Section 10.12 of the Merger Agreement to the extent that such provisions do not conflict with the provisions of this paragraph. The Committee and the Representative shall attempt to agree upon an arbitrator; if they shall be unable to agree upon an arbitrator within 10 days after the dispute is submitted for arbitration, then either the Committee or the
Representative, upon written notice to the other, may apply for appointment of such single arbitrator by the American Arbitration Association in accordance with its rules. Each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within 90 days after his appointment and may award costs to either the Committee or the Representative if, in his sole opinion reasonably exercised, the claims made by any other party had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any court having jurisdiction and may be enforced in any such court. If the arbitrator shall fail to render his decision or award within such 90-day period, either the
Committee or the Representative may apply to any Delaware state court sitting in
New Castle County, Delaware, or any federal court sitting in such county then having jurisdiction, by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this
Agreement. The parties consent to the exclusive jurisdiction of the Delaware state courts sitting in New Castle County or any federal court having jurisdiction and sitting in such county for this purpose. The prevailing party
(or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the court to the Escrow Agent.

            (e)   As used in this Agreement, "Established Claim" means any (i)
Indemnification Claim deemed established pursuant to the last sentence of
Section 2(b) above, (ii) Indemnification Claim resolved in favor of Parent or the Company by settlement pursuant to Section 2(c) above, resulting in a damages award to Parent or the Company, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to Section 2(d) above, resulting in a damages award to Parent, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Committee and the Representative have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided that, subject to the terms of the
Merger Agreement, no Indemnification Claim shall become an Established Claim unless

                                        4

and until the aggregate amount of indemnification Losses, as set forth in
Section 7.4(c) of the Merger Agreement, exceeds $475,000, in which event the amount payable with respect to all Established Claims shall only be the amount in excess of $375,000.

            (f)   (i)   Promptly after an Indemnity Claim becomes an Established
Claim, the Committee and the Representative shall jointly deliver a notice to the Escrow Agent (a "Joint Indemnity Notice") directing the Escrow Agent to pay to Parent, and the Escrow Agent promptly shall, subject to Sections 2(f)(ii) and
(iii), pay to Parent, an amount (in shares of Parent Common Stock) equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Indemnity Escrow Fund less than the full amount so payable, the full amount remaining in the Indemnity Escrow Fund).

                  (ii)  Payment of an Established Claim shall be made in shares of Parent Common Stock, pro rata from the Indemnity Escrow Fund account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the "Fair Market Value" (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Parent in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Indemnity Notice. The Escrow Agent shall transfer to Parent out of the Indemnity Escrow Fund that number of shares of
Parent Common Stock necessary to satisfy each Established Claim, as set out in the Joint Indemnity Notice. Any dispute between the Committee and the
Representative concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Indemnity Notice, shall be resolved between the Committee and the Representative in accordance with the procedures specified in Section 2(d)
above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Parent one or more stock certificates held in each Owner's account evidencing not less than such Owner's pro rata portion of the aggregate number of shares specified in the Joint Indemnity Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the
Escrow Agent in accordance with instructions included in the Joint Indemnity
Notice. Upon receipt of the stock certificates and assignments, Parent shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the
Escrow Agent) agree that the foregoing right to make payments of Established
Claims in shares of Parent Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Parent stock or otherwise. The Committee and the Representative shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Indemnity Notice. As used herein, "Fair
Market Value" means the average reported closing price for the Parent Common
Stock for the ten trading days ending on the last trading day prior to the day the Established Claim is paid.

                  (iii)   Notwithstanding anything herein to the contrary, at
such time as an Indemnification Claim has become an Established Claim, the
Representative

                                        5

shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the "Claim Shares"), cash in an amount equal to the amount of the Established Claim ("Substituted Cash"). In such event (i)
the Joint Indemnity Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Indemnity Notice, the
Representative shall cause currently available funds to be delivered to the
Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such
Joint Indemnity Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Indemnity Notice, deliver the Substituted Cash to Parent in lieu of the Claim Shares, and (z)
cause the Claim Shares to be returned to the Representative.

            3.    On the first Business Day after the expiration of the
Indemnity Escrow Period, the Committee and the Representative shall jointly deliver a written notice instructing the Escrow Agent, upon receipt upon receipt thereof, to distribute and deliver to each Owner certificates representing the shares of Parent Common Stock then in such Owner's account in the Indemnity
Escrow Fund, unless at such time there are any Indemnity Claims with respect to which Indemnity Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, "Pending Claims"), and which, if resolved or finally determined in favor of Parent, would result in a payment to Parent, in which case such joint written notice shall instruct to Escrow Agent to retain, and the
Escrow Agent shall retain, and the total amount of such distributions to such
Owner shall be reduced by, the "Pending Claims Reserve" (as hereafter defined).
The Committee and the Representative shall certify to the Escrow Agent the Fair
Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Parent Common Stock to be retained therefor. Thereafter, if any
Pending Claim becomes an Established Claim, the Committee and the Representative
shall deliver to the Escrow Agent a Joint Indemnity Notice directing the Escrow
Agent to pay to Parent an amount in respect thereof determined in accordance with Section 2(f) above, and to deliver to each Owner shares of Parent Common
Stock then in such owner's account in the Indemnity Escrow Fund having a Fair
Market Value equal to the amount by which the remaining portion of his account in the Indemnity Escrow Fund exceeds the then Pending Claims Reserve (determined as set forth below), all as specified in a Joint Indemnity Notice. If any
Pending Claim is resolved against Parent, the Committee and the Representative shall deliver to the Escrow Agent a Joint Indemnity Notice directing the Escrow
Agent to pay to each Owner the amount by which the remaining portion of his account in the Indemnity Escrow Fund exceeds the then Pending Claims Reserve.
Upon resolution of all Pending Claims, the Committee and the Representative
shall deliver to the Escrow Agent a Joint Indemnity Notice directing the Escrow
Agent shall pay to such Owner the remaining portion of his or her account in the
Indemnity Escrow Fund.

            As    used herein, the "Pending Claims Reserve" shall mean, at the time any such determination is made, that number of shares of Parent Common
Stock in the Indemnity Escrow Fund having a Fair Market Value equal to the sum of the aggregate

                                        6

dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Indemnity Notices of such Claims).

            4.    (a)   Upon receipt by Parent from the Company of the schedules
referred to in Section 1.5(b) of the Merger Agreement, Parent shall calculate the Aggregate Parent Common Stock Number and, if the Aggregate Parent Common
Stock Number, as so calculated, is less than the number of Closing Date Shares, shall deliver a notice ("Adjustment Notice") to the Representative, with a copy to the Escrow Agent, setting forth such calculation and stating the Aggregate
Parent Common Stock Number and the number of Adjustment Escrow Shares to be returned to Parent for cancellation pursuant to Section 1.5(c)(ii) of the Merger
Agreement. Parent also shall deliver to the Escrow Agent (with a copy to the
Representative), concurrently with its delivery to the Escrow Agent of the
Adjustment Notice, a certification as to the date on which the Adjustment Notice was delivered to the Representative.

                  (b)   If the Representative shall give a notice to Parent
(with a copy to the Escrow Agent) (a "Counter Adjustment Notice"), within 30 days following the date of receipt (as specified in the Committee's certification) by the Representative of a copy of the Adjustment Notice, disputing Parent's calculation of the Aggregate Parent Common Stock Number, the
Committee and Parent shall attempt to resolve such dispute by voluntary settlement in the manner provided in Section 2(c) or, if the dispute is not so resolved, by arbitration in the manner provided in Section 2(d). If no Counter
Adjustment Notice is received by the Escrow Agent from the Representative within such 30-day period, the calculation of the Aggregate Parent Common Stock Number shall be deemed to be established as set forth in the Adjustment Notice for all purposes of this Agreement.

                  (c)   Promptly upon the Aggregate Parent Common Stock Number
becoming established either as set forth in the Adjustment Notice, by resolution of Parent and the Representative or by arbitration, as the case may be, upon receipt of a joint written notice from Parent and the Representative, the Escrow
Agent shall deliver to Parent, for cancellation, that number of Adjustment
Escrow Shares equal to the difference between the number of Closing Date Shares and the Aggregate Parent Common Stock Number as so established and shall distribute and deliver certificates representing the remaining Adjustment Escrow
Shares to the Owners, in each case in proportion to the amounts of Adjustment
Escrow Shares deposited in each such Owner's account in the Adjustment Escrow
Fund.

            5.    The Escrow Agent, the Committee, Parent and the Representative
shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

            6.    (a)   The Escrow Agent undertakes to perform only such duties
as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

                                        7

                  (b)   The Escrow Agent shall not be liable for any action
taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The
Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

                  (c)   The Escrow Agent's sole responsibility upon receipt of
any notice requiring any payment to Parent pursuant to the terms of this
Agreement or, if such notice is disputed by the Committee or the Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

                  (d)   The Escrow Agent shall not be liable for any action
taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 6(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (e)   The Escrow Agent may resign at any time and be
discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Funds to a successor escrow agent appointed jointly by the Committee and the Representative. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Funds with any court it reasonably deems appropriate.

                  (f)   In the event of a dispute between the parties as to the
proper disposition of an Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver such Escrow Fund into the United States District Court for the Southern District of New York and, upon giving notice to the Committee and the Representative of such action, shall thereupon be relieved of all further responsibility and liability.

                  (g)   The Escrow Agent shall be indemnified and held harmless
by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding

                                        8

involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the
Escrow Funds held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund in question or it may deposit such Escrow Fund with the clerk of any appropriate court and be relieved of any liability with respect thereto or it may retain such Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the shares of Parent Common Stock in such Escrow
Fund are to be disbursed and delivered.

                  (h)   The Escrow Agent shall be entitled to reasonable
compensation from Parent for all services rendered by it hereunder. The Escrow
Agent shall also be entitled to reimbursement from Parent for all reasonable documented expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                  (i)   From time to time on and after the date hereof, the
Committee and the Representative shall deliver or cause to be delivered to the
Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                  (j)   Notwithstanding anything herein to the contrary, the
Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

            7.    This Agreement expressly sets forth all the duties of the
Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow
Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger
Agreement.

            8.    This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of Delaware applicable to contracts made and to be performed therein except that issues relating to the rights and obligations of the Escrow Agent shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This

                                        9

Agreement cannot be changed or terminated except by a writing signed by the
Committee, the Representative and the Escrow Agent.

            9.    The Committee, Parent and the Representative each hereby
consents to the exclusive jurisdiction of the Delaware state courts sitting in
New Castle County and federal courts sitting in such county with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Committee, Parent or the Representative in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in
Section 10, with a copy delivered by nationally recognized overnight carrier to
Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y.
10174-1901, Attention: David Alan Miller, Esq.

            10.   All notices and other communications under this Agreement
shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

                  A.    If to the Committee, to it at:

                        c/o TerraNova Management Corp.
                        2 Bloor Street West, Suite 3400
                        Toronto, Ontario, Canada M4W 3E2
                        Attention: Lee Chung and Jesse Gill
                        Telecopier No.: 416-644-6001

                        with a copy to:

                        Graubard Miller
                        The Chrysler Building
                        405 Lexington Avenue
                        New York, New York  10174-1901
                        Attention:  David Alan Miller, Esq.
                        Telecopier No.: 212-818-8881

                  B.    If to the Representative, to him at:

                        c/o ClearPoint Business Resources, Inc.
                        1600 Manor Drive, Suite 310
                        Chalfont, PA 18914
                        Attention:  Michael Traina
                        Telecopier No.: 866-977-7711

                        with a copy to:

                        Blank Rome LLP
                        One Logan Square

                                       10

                        Philadelphia, PA 19103
                        Attention: Alan L. Zeiger, Esq.
                        Telecopier No.: 215-569-5754

                  C.    If to the Escrow Agent, to it at:

                        Continental Stock Transfer & Trust Company
                        2 Broadway
                        New York, New York 10004
                        Attention: Steven G. Nelson
                        Telecopier No.: 212-509-5150

                  D.    If to Parent, to it at the addresses listed above
                        for the Committee and the Representative

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

            11.   (a)   If this Agreement requires a party to deliver any notice
or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to Section 2(d) of this Agreement.

                  (b)   All notices delivered to the Escrow Agent shall refer to
the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent and the number of shares of Parent Common Stock to be returned to
Parent.

                  (c)   This Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

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            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

                                      CLEARPOINT BUSINESS RESOURCES, INC.
                                      (formerly known as Terra Nova Acquisition
                                      Corporation)

                                      By:_________________________________
                                      Name: ______________________________
                                      Title: _____________________________

                                      THE REPRESENTATIVE

                                      ____________________________________
                                      Name:

                                      ESCROW AGENT

                                      CONTINENTAL STOCK TRANSFER &
                                       TRUST COMPANY

                                      By:_________________________________
                                      Name: Steven G. Nelson
                                      Title: Chairman

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